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                                 EXHIBIT 23.2
                       CONSENT OF DELOITTE & TOUCHE LLP

     We consent to the incorporation by reference in this Registration Statement of Laboratory Specialists of America, Inc. on Form S-8 of our report dated March 7, 1997, on the statements of net assets of the Forensic Drug Testing Division of Pathology Laboratories, Ltd. as of December 31, 1996 and 1995, and the related statements of divisional operations and divisional cash flows for the years then ended, appearing in the Prospectus and Registration Statement (No. 333-30997) of Laboratory Specialists of America, Inc. on Form SB-2.

                                       /S/Deloitte & Touche LLP

Jackson, Mississippi
January 29, 1998